UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive office) (Zip Code)

(303) 993-5271

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	VAPE	Nasdaq Capital Market
Warrants to purchase Common Stock	VAPEW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On July 28, 2025, CEA Industries Inc. (the “Company”) entered into securities purchase agreements (the “Cash Securities Purchase Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) (i) shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), at an offering price of $10.10 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares,”) at an offering price of $10.09999 per Pre-Funded Warrant, and (iii) stapled warrants (the “Stapled Warrants,” and together with the Common Stock and Pre-Funded Warrants, the “Securities”) to purchase shares of Common Stock (the “Stapled Warrant Shares,”) at an exercise price of $15.15 per Stapled Warrant. In the Cash Offering, the Cash Purchasers will tender U.S. dollars to the Company as consideration for the Common Stock, Stapled Warrants and Pre-Funded Warrants.

Each of the Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.00001 per Pre-Funded Warrant Share, immediately exercisable, and may be exercised at any time until all of the Pre-Funded Warrants issued in the Offerings (as defined below) are exercised in full. Each Cash Purchaser’s ability to exercise its Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein. Each of the Stapled Warrants is exercisable for one share of Common Stock at the exercise price of $15.15 per Stapled Warrant Share, immediately exercisable, and may be exercised at any time until the earlier of (i) 36 months after the closing of the Offerings or (ii) all of the Stapled Warrants issued in the Offerings are exercised in full. If the daily volume-weighted average price of the Common Stock is above $20.20 during any 20 trading days in a 30-trading day period, and subject to election and notice by the Company, the Stapled Warrants are subject to mandatory exercise.

On July 28, 2025, the Company entered into securities purchase agreements (the “Cryptocurrency Securities Purchase Agreements,” and together with the Cash Securities Purchase Agreements, the “Securities Purchase Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “Offerings”) (i) shares of Common Stock, at an offering price of $10.10 per share, (ii) Pre-Funded Warrants to purchase up to shares of Common Stock and (iii) Stapled Warrants to purchase shares of Common Stock, at an exercise price of $15.15 per Stapled Warrant. In the Cryptocurrency Offering, the Cryptocurrency Purchasers will tender BNB (as such term is defined in the Securities Purchase Agreements) as consideration for the Common Stock, Stapled Warrants and Pre-Funded Warrants.

Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) is acting as the sole placement agent in connection with the Offerings.

The Common Stock, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, and the Stapled Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Common Stock, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, and the Stapled Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Company intends to use the net proceeds from the Offerings to acquire the native cryptocurrency of the Binance Coin blockchain commonly referred to as “BNB” and contribute the BNB to the Company’s treasury operations. At least 20% of the net proceeds from the Offerings will be used in activities carried on for the production of income from performing services, including but not limited to blockchain validation services, blockchain lending services or other decentralized finance services. 5% of the net proceeds (after the payment of such fees and expenses) are expected to be invested into approved validator, wrapping and staking technology in furtherance of the Company’s business and its treasury management. None of the proceeds from the Offerings will be used for: (a) the redemption of any Common Stock or Common Stock equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of the Foreign Corrupt Practices Act of 1977, as amended or the Office of Foreign Assets Control of the U.S. Treasury Department regulations.

Registration Rights Agreement

In connection with entering into the Securities Purchase Agreements, on July 28, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the Offerings registering the resale of the Common Stock sold in the Offerings, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares, and certain securities to be issued to the Company’s strategic advisor.

The foregoing summaries of the Pre-Funded Warrants, the Stapled Warrants, the Cash Securities Purchase Agreements, the Cryptocurrency Securities Purchase Agreements and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3 respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

Press Release on Announcing the Offering

On July 28, 2025, the Company issued a press release announcing the pricing and signing of the Offerings and estimated aggregate gross proceeds of approximately $500.0 million, before deducting placement agent fees and other offering expenses, to implement a BNB treasury strategy. The closing of the offering is expected to occur on or about July 31, 2025, subject to the satisfaction of customary closing conditions. A copy of the press release is included as Exhibit 99.1 here and is incorporated herein by reference.

Corporate Presentation

In connection with the Offering, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The presentation will also be provided on the Company’s investor relations website at ir.ceaindustries.com on or about July 28, 2025.

The information under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Stapled Warrant
10.1	Form of Cash Securities Purchase Agreement, dated as of July 28, 2025, between CEA Industries Inc. and each Purchaser (as defined therein)
10.2	Form of Cryptocurrency Securities Purchase Agreement, dated as of July 28, 2025, between CEA Industries Inc. and each Purchaser (as defined therein)
10.3	Form of Registration Rights Agreement, dated as of July 28, 2025, between CEA Industries Inc. and each Holder (as defined therein)
99.1	Press Release, dated July 28, 2025.
99.2	Corporate Presentation, dated July 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEA Industries Inc.

Dated: July 28, 2025	By:	/s/ Anthony K. McDonald
	Name:	Anthony K. McDonald
	Title:	Chief Executive Officer